UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 12, 2009

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Rock Road, Horsham, Pennsylvania		19044
(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2009, Neose Technologies, Inc. (the “Company”) received an additional Staff Determination from the NASDAQ Listing Qualifications Department (the “Department”) indicating that the Company’s failure to hold an annual meeting of stockholders during its fiscal year ended December 31, 2008 constitutes an additional basis for delisting the Company’s common stock from the Nasdaq Global Market pursuant to Marketplace Rules 4350(e), 4350(f) and IM-4350-8.

During 2008, the Company received a number of Staff Determinations from the Department indicating deficiencies related to its failure to satisfy certain Nasdaq listing standards.  An appeal hearing was held on December 18, 2008 before the Nasdaq Listing Qualifications Panel (the “Panel”).  The Panel will consider this additional deficiency in rendering its decision.

There can be no assurance that the Panel will grant the Company’s request for continued listing, particularly in view of the multiple deficiencies that have been raised by the Department. In the event that the Panel denies the Company’s request for continued listing on the Nasdaq Global Market, the Company expects that its common stock will be eligible to trade on the OTC Bulletin Board or Pink OTC Markets Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Among those risks and uncertainties are: the risk that the Panel will not grant the Company’s request for continued listing and that the Company’s common stock will not begin trading on the OTC Bulletin Board or the Pink OTC Markets Inc., as well as more specific risks and uncertainties set forth in the sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and discussions of risk factors in the Company’s subsequent SEC filings.  Any of these risks and uncertainties could cause the Company’s actual results to differ from those contained in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: January 16, 2009	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 16, 2009